File Number
                                                                     870797

                             January 15, 1999

Bedford Property Investors, Inc.
270 Lafayette Circle
Lafayette, CA 94549

         Re:     Bedford Property Investors, Inc.
                 Registration Statement on Form S-8
                 Registration No.:  333-

Ladies and Gentlemen:

     We have served as Maryland counsel to Bedford Property Investors, Inc., a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the registration of 2,600,000 shares (the "Shares") of common stock, $.02 par value per share, of the Company ("Common Stock"), covered by the above-referenced Registration Statement (the "Registration Statement"), under the Securities Act of 1933, as amended (the "1933 Act").
The Shares are to be issued by the Company pursuant to the Bedford Property Investors, Inc. Amended and Restated 1992 Directors' Stock Option Plan and the Bedford Property Investors, Inc. Amended and Restated Employee Stock Plan (collectively, the "Plans").

     In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

     1. The Registration Statement, in the form in which it was transmitted by the Company to the Securities and Exchange Commission (the "Commission"), pursuant to the 1933 Act;

     2. The charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

     3. The Amended and Restated Bylaws of the Company, certified as of the date hereof by its Secretary;

     4. Resolutions adopted by the Board of Directors of the Company relating to the Plans and the issuance and registration of the Shares, certified as of the date hereof by the Secretary of the Company;

     5.   The Plans;

     6. The form of certificate representing a share of Common Stock, certified as of the date hereof by the Secretary of the Company;

     7. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

     8. A certificate executed by the Secretary of the Company, dated the date hereof; and

     9. Such other documents and matters we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations, and qualifications stated herein.

     In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

     1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

     2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

     3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

     4. Any Documents submitted to us as originals are authentic. The form and content of the Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. Any Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

     The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

     Based on the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

     1. The Company is a coporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with SDAT.

     2. The shares have been duly authorized for issuance pursuant to the Plans and, when and if issued and delivered against payment therefor and otherwise in the manner described in the Resolutions, the Registration Statement and the Plans, will be (assuming that upon any such issuance the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter) validly issued, fully paid and nonassessable.

     The foregoing opion is limited to the substantive laws of the State of Maryland and we do no express any opinion herein concerning and other law. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland, or as to the federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

     This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giveing this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                  Very truly yours,

                                  /s/ Ballard Spahr Andrews & Ingersoll